EXHIBIT 11
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Coopers                                             Coopers & Lybrand L.L.P.
& Lybrand                                           a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Schroder Capital Funds (Delaware):

      We hereby consent to the following with respect to Post-Effective Amendment No. 60 to the Registration Statement of Form N-1A (File No. 2-34215) of Schroder Capital Funds (Delaware) (consisting of Schroder International Fund, Schroder U.S. Smaller Companies Fund, Schroder U.S. Equity Fund, and Schroder Emerging Markets Fund-Institutional Portfolio) (collectively, the "Funds"):

      1. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

      2. The incorporation by reference of our reports dated December 23, 1996 on our audits of the financial statements and financial hightlights of the Funds, which reports are included in the Funds' Annual Reports for the year ended October 31, 1996, which are incorporated by reference in the Statements of Additional Information.

      3. The reference to our firm under the heading "Independent Accountant" in the Statements of Additional Information.


                                                 /s/ Coopers & Lybrand L.L.P.
                                                 -------------------------------
                                                 COOPERS & LYBRAND L.L.P


Boston, Massachusetts
February 26, 1997